Exhibit 99.1
INTERMOUNTAIN FIRST BANCORP
REVOCABLE PROXY
SPECIAL MEETING OF SHAREHOLDERS
March 28, 2006
10.00 a.m., LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned shareholder of Intermountain First Bancorp hereby appoints William Bullard and Arvind A. Menon, and each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of shareholders to be held at 10.00 a.m., local time, on Tuesday, March 28, 2006, at 777 N. Rainbow Boulevard, Las Vegas, Nevada 89107, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.
      This proxy, when properly executed, will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 30, 2005, BY AND AMONG WESTERN ALLIANCE BANCORPORATION AND INTERMOUNTAIN FIRST BANCORP, PURSUANT TO WHICH INTERMOUNTAIN FIRST BANCORP WILL BE ACQUIRED BY WESTERN ALLIANCE BANCORPORATION, THE MERGER PROVIDED FOR THEREIN, AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER; AND (2) IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE INTERMOUNTAIN FIRST BANCORP BOARD OF DIRECTORS ON SUCH OTHER MATTERS AS MAY COME PROPERLY BEFORE THE MEETING. The undersigned may revoke this proxy at any time before it is voted by (i) delivering to the Secretary of Intermountain First Bancorp a written notice of revocation before the special meeting, (ii) delivering to Intermountain First Bancorp a duly executed proxy bearing a later date before the special meeting, or (iii) by attending the special meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of a Notice of a Special Meeting of Intermountain First Bancorp and the proxy statement/prospectus dated March 3, 2006.
      If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

Proposal 1:

To approve and adopt the agreement and plan of merger, dated as of December 30, 2006, by and among Western Alliance Bancorporation and Intermountain First Bancorp, the merger of Intermountain First Bancorp into Western Alliance Bancorporation and the other transactions contemplated by the agreement and plan of merger, as described in the proxy statement/prospectus.
☐ FOR               ☐ AGAINST               ☐ ABSTAIN
      Proposal 2:

The proxies are authorized to vote upon such other business as may properly come before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.
☐ FOR               ☐ AGAINST               ☐ ABSTAIN
(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

Date: ___________________________________________________________________
_________________________________________________________________________
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Signature(s) of Shareholder(s) or
Authorized Representative(s)

      Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If signer is a partnership, please sign in the partnership name by an authorized person. When stock has been issued in the name of two or more persons, all persons should sign.
      PLEASE COMPLETE, DATE AND SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
      PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL RECEIVE UNDER SEPARATE COVER AN ELECTION FORM WITH INSTRUCTIONS FOR DELIVERY OF YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT.